Exhibit 5.1

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

March 22, 2023

Esperion Therapeutics, Inc.

3891 Ranchero Drive, Suite 150

Ann Arbor, MI 48108

Re:      Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-264303) (as amended or supplemented, the “Registration Statement”) filed on April 15, 2022 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer by Esperion Therapeutics, Inc., a Delaware corporation (the “Company”), of up to $400,000,000 of any combination of securities of the types specified therein. The Registration Statement was declared effective by the Commission on April 26, 2022. Reference is made to our opinion letter dated April 15, 2022 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on March 21, 2023 by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of (i) up to an aggregate of 12,205,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to an aggregate of 20,965,747 shares of Common Stock (the “Pre-Funded Warrants,” and shares of Common Stock underlying the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”), and (iii) accompanying warrants to purchase up to an aggregate of 33,170,747 shares of Common Stock (the “Common Warrants,” and shares of Common Stock underlying the Common Warrants, the “Common Warrant Shares”) covered by the Registration Statement. The Pre-Funded Warrants and the Common Warrants are referred to collectively herein as the “Warrants” and the Pre-Funded Warrant Shares and the Common Warrant Shares are referred to collectively herein as the “Warrant Shares.” The Shares and Warrants are being sold to the several purchasers named in, and pursuant to, a securities purchase agreement among the Company and such purchasers (the “Securities Purchase Agreement”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

Esperion Therapeutics, Inc.

March 22, 2023

The opinion set forth below is limited to the Delaware General Corporation Law.

Based on the foregoing, we are of the opinion that the:

1.	Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

2.	Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Securities Purchase Agreement, will be valid and binding obligations of the Company.

3.	Assuming a sufficient number of authorized but unissued shares of Common Stock are available for issuance when the Warrants are exercised, the Warrant Shares, when and if issued upon exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

This opinion letter and the opinion it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP